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                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                CONTACT:

CompX International Inc.                             Joseph S. Compofelice
16825 Northchase Drive, Suite 1200                   Chairman, President & CEO
Houston, TX 77060                                    Tel. 281.423.3303



            COMPX APPOINTS PRESIDENT OF COMPX AMERICAS BUSINESS UNIT

         HOUSTON,  TEXAS .... May 30, 2000....  CompX  International Inc. (NYSE:
CIX) announced today that it appointed Julian M. Steinberg President of its CompX Americas business unit. Mr. Steinberg will be responsible for the CompX ergo and slide businesses in North America, South America, and Asia, conducted under the Thomas Regout, Waterloo, and Dynaslide trade names. Prior to joining CompX, Mr. Steinberg was Vice President Specialty Plastics for the BFGoodrich Company, where he also held various senior general manager and marketing executive positions throughout his tenure with BFGoodrich.

         Joseph S. Compofelice, Chairman and CEO of CompX said "We are extremely pleased to have recruited talent of this caliber. Julian brings with him a proven track record of establishing global strategies and the capability to develop long-term customer relationships. To be close to many of our major customers, Mr. Steinberg will be based in Grand Rapids, Michigan, the headquarters of CompX Americas."

         CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.

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